As filed with the Securities and Exchange Commission on December 20, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IXYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0140882
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)
3540 Bassett Street
Santa Clara, California 95054-2704
Telephone (408) 982-0700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
IXYS Corporation 1999 Equity Incentive Plan
(Full title of the plan)

Uzi Sasson
Vice President of Finance
and Chief Financial Officer
3540 Bassett Street
Santa Clara, California 95054-2704
Telephone (408) 982-0700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service, should be sent to:
Tom LaWer, Esq.
Greenberg Traurig, LLP
1900 University Avenue, Fifth Floor
East Palo Alto, California 94303
(650) 328-8500
(650) 328-8508 (Telecopy)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Amount of
	Amount	Offering Price per	Proposed Maximum Aggregate	Registration
Title of Securities to be Registered	to be Registered (1)	Share(2)	Offering Price((2)	Fee (3)
Common stock, par value $0.01 per share	4,631,250 shares	$9.13	$42,283,313	$4,524.32

(1)	Represents the additional number of shares of Ixys Corporation’s (the “Registrant”) common stock that may be (i) issued under the Ixys Corporation 1999 Equity Incentive Plan (the “Plan”) pursuant to the exercise of options, and (ii) issued pursuant to restricted stock awards to eligible directors, consultants and employees of the Registrant or its affiliates that have not been previously registered. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended.

(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based upon the average of the high and low sale prices for the common stock of the Registrant as reported on the Nasdaq Global Market on December 13, 2006, which was $9.13.
INTRODUCTION
This Registration Statement relates to the registration of additional securities under the Plan. In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8, Commission File No. 333-96081, filed by IXYS Corporation on February 3, 2000 with the Securities and Exchange Commission (the “SEC”) related to the Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit

5.1	Opinion of Greenberg Traurig LLP *

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm*

23.3	Consent of Greenberg Traurig LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on page 3 of this Registration Statement

99.1	1999 Equity Incentive Plan (filed on May 18, 2006 as Exhibit 10.1 to the Current Report on Form 8-K (No. 000-26124) and incorporated herein by reference)

*	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 20th day of December, 2006.

IXYS CORPORATION
By:	/s/ Nathan Zommer
Nathan Zommer
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Nathan Zommer and Uzi Sasson his or her true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nathan Zommer	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2006
Nathan Zommer

/s/ Uzi Sasson	Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2006
Uzi Sasson

/s/ Donald L. Feucht	Director	December 20, 2006
Donald L. Feucht

/s/ Samuel Kory	Director	December 20, 2006
Samuel Kory

/s/ S. Joon Lee	Director	December 20, 2006
S. Joon Lee

/s/ David L. Millstein	Director	December 20, 2006
David L. Millstein

/s/ Kenneth D. Wong	Director	December 20, 2006
Kenneth D. Wong

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EXHIBIT INDEX

Exhibit No.	Exhibit

5.1	Opinion of Greenberg Traurig LLP *

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm*

23.3	Consent of Greenberg Traurig LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on page 3 of this Registration Statement

99.1	1999 Equity Incentive Plan (filed on May 18, 2006 as Exhibit 10.1 to the Current Report on Form 8-K (No. 000-26124) and incorporated herein by reference)

*	Filed herewith.